For Immediate Release

Contact:   Mike Dinneen

SVP, Marketing & Communications

(856) 552-5013

mdinneen@sunnb.com

Sun Bancorp, Inc. Announces Termination of Formal Agreement with the Office of the Comptroller of the Currency; Separate Consent to Assessment of $25,000 Civil Money Penalty Related to Former Sun Home Loans Division

MOUNT LAUREL, N.J., January 25, 2016 – Sun Bancorp, Inc. (NASDAQ:SNBC) (the “Company”) announced that the formal written agreement between its wholly owned subsidiary, Sun National Bank (the “Bank”), and the Office of the Comptroller of the Currency (the “OCC”), dated April 15, 2010 (the “Formal Agreement”), has been terminated effective January 21, 2016. The OCC has also terminated the individual minimum capital ratios to which the Bank was subject. As of September 30, 2015, the Bank was considered “well capitalized” for regulatory purposes, with a Tier 1 leverage ratio of 11.88% (vs. 5.00% minimum regulatory requirement to be considered “well capitalized”), a Tier 1 risk-based capital ratio of 18.48% (vs. 8.00% minimum regulatory requirement to be considered “well capitalized”) and a total risk-based capital ratio of 19.73% (vs. 10.00% minimum regulatory requirement to be considered “well capitalized”).

Separately, without admitting or denying any wrongdoing, the Bank entered into a Consent Order with the OCC to pay a $25,000 civil money penalty in connection with various deficiencies identified by the OCC in the mortgage banking practices of Sun Home Loans, a former division of the Bank, which was closed in July 2014 when the Bank exited the residential mortgage lending business as part of a comprehensive strategic restructuring. The identified deficiencies occurred from July 2011 through September 2013.

“I am very pleased that the OCC has terminated the Formal Agreement,” stated Thomas M O’Brien, President & CEO. “This action by the OCC recognizes the significant progress the Bank has made in addressing the requirements of the Formal Agreement. I am also gratified that we have finally resolved the deficiencies and related regulatory concerns associated with the Bank’s former residential mortgage division. The problematic conditions in the Bank’s Sun Home Loans mortgage division were quickly evident when I first joined the Company in 2014 and led to the immediate decision to exit that business. This resolution brings this matter from the 2011-2013 time period to final closure.”

“Successfully remediating the multitude of financial, process and compliance issues necessary for the termination of the long running regulatory enforcement order has been an enormous undertaking,” O’Brien stated. “The success of our efforts in a relatively short time frame is evidence of the determination and skill of our employees and management. Everyone committed long hours and focused great efforts to fix the many pieces of the Bank that were in need of complete retooling. Our Board and shareholders have demonstrated support, patience and commitment in working towards the long-term success of this institution through challenging times.”

“In the comprehensive strategic corporate restructuring announced in July 2014, we established the creation of a strong operating culture that embraces regulatory compliance as a core priority,” said O’Brien. “Both of today's announcements fulfill that commitment. Our focus on operating in a fully compliant safe and sound manner will not waiver. With the termination of the Formal Agreement and final resolution of the remaining legacy issues associated with the Bank’s prior residential lending business, the Bank is well-positioned to focus on future growth and financial performance.”

About Sun Bancorp

Sun Bancorp, Inc. (NASDAQ:SNBC) is a $2.29 billion asset bank holding company headquartered in Mount Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a full service commercial bank serving customers throughout New Jersey. Sun National Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc. visit www.sunnationalbank.com.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information contained herein, the statements made in this press release constitute "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995, which may be identified by the use of such words as “allow,” “anticipate,” “believe,” “continues,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “potential,” “predict,” “project,” “reflects,” “should,” “typically,” “usually,” “view,” “will,” “would,” and similar terms and phrases, including references to assumptions. These forward-looking statements may include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions and other statements contained herein that are not historical facts. Actual results may differ materially from the results discussed in the forward-looking statements because such statements involve certain risks and uncertainties. Additional information on these risks can be found in the Company’s filings with the Securities and Exchange Commission. No undue reliance should be placed on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any such forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

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